Exhibit l
May 31, 2007
Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
3rd Floor
Washington, D.C. 20006
Ladies and Gentlemen:
     We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the “Company”), in connection with the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to $1,500,000,000 (or the equivalent thereof in one or more foreign currencies) in aggregate principal amount of debt securities (the “Securities”). Such offering will be made pursuant to a registration statement on Form N-2 (No. 333-141847) filed under the Securities Act (the “Registration Statement”). The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).
     The Securities will be issued in one or more series pursuant to the indenture, dated as of June 16, 2006 (the “Indenture”), entered into by and between the Company and The Bank of New York, as trustee (the “Trustee”).
     As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization and approval of the preparation and filing of the Registration Statement, the authorization, execution and delivery of the Indenture and the authorization, issuance, offer and sale of the Securities pursuant to the Indenture and the Registration Statement, (iii) the Indenture, and (iv) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.
     With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Company) on all documents submitted to us for examination (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.
     We have relied with your approval upon certificates of appropriate state officials, upon certificates and/or representations of current executive officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, upon the representations, warranties and covenants of the Company, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.
     In rendering our opinion, we have assumed that (i) the Trustee is duly organized and validly existing in good standing in its jurisdiction of organization, (ii) the Trustee has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture. We have not independently investigated or verified any of the foregoing assumptions.
     This opinion is limited to the General Corporation Law of the State of Maryland and the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction.
     Based upon and subject to the foregoing, we are of the opinion that:
     Assuming that (i) the issuance, offer and sale of Securities from time to time and the final terms and conditions of the Securities to be so issued, offered and sold, including those relating to price and amount of Securities to be issued, offered and sold, (a) are in accordance with the Indenture and have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws, (b) are consistent with the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (c) do not violate any applicable law, including the requirements of the Investment Company Act of 1940, as amended, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee, in each case, in accordance with the Indenture, and (b) delivered to, and the agreed consideration therefore has been fully paid at the time of such delivery by, the purchasers thereof, and (iii) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Securities, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.
     The opinion set forth in the preceding paragraph is subject, as to enforcement, to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law),

(iii) an implied covenant of good faith and fair dealing and (iv) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
     The opinions expressed in this letter are only as of the date of this letter, and we are under no obligation, and do not undertake, to advise you or to supplement this letter if any applicable law changes after the date hereof or if we have become aware of any fact that might change an opinion expressed herein after the date hereof.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,
/s/ Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP